UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2018 (July 16, 2018)
TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 16, 2018, Tronox Limited (the “Company”) issued a press release announcing that it has submitted to the European Commission a definitive agreement with Venator Materials PLC (“Venator”) to sell the Company’s 8120 paper-laminate product grade. The Company has submitted such signed definitive agreement to the European Commission for its unconditional approval of the Company’s proposed acquisition (the “Transaction”) of the TiO2 business of Cristal, a privately held global chemical and mining company headquartered in Jeddah, Saudi Arabia. Additionally, the Company announced it has entered into a memorandum of understanding with Venator which provides for, among other things, the parties to negotiate the terms of a definitive agreement with respect to the divestiture of Cristal’s TiO2 plants located in Ashtabula, Ohio, in the event such divestiture is required to secure final regulatory approval in the United States of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

By:	/s/ Jeffrey N. Neuman
Date: July 16, 2018	Name:	Jeffrey N. Neuman
	Title:	Senior Vice President, General Counsel and Secretary